Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2009 relating to the financial statements and financial statement schedule of Avago Technologies Limited, which appears in Avago Technologies Limited’s Annual Report on Form 10-K for the year ended November 1, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 6, 2010